Exhibit 99.1

FOR IMMEDIATE RELEASE
February 8, 2017

CONTACT:
Investors -     (301) 968-9220
Media -     (301) 968-9215

MTGE INVESTMENT CORP.
ANNOUNCES FOURTH QUARTER 2016 FINANCIAL RESULTS
Bethesda, MD - February 8, 2017 - MTGE Investment Corp. (“MTGE” or the “Company”) (Nasdaq: MTGE) today announced financial results for the quarter ended December 31, 2016.
FOURTH QUARTER 2016 FINANCIAL HIGHLIGHTS

•	$(0.99) net loss per common share

◦	Includes all realized and unrealized gains and losses on investment and hedging portfolios

•	$0.50 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization benefit, compared to $0.48 per common share for the previous quarter (1)

◦
Includes $0.14 per common share of estimated dollar roll income associated with the Company's $1.1 billion average net long position in forward purchases and sales of agency mortgage-backed securities ("MBS") in the "to-be-announced" ("TBA") market

◦	Excludes $0.10 per common share of estimated “catch-up” premium amortization benefit due to change in projected constant prepayment rate (“CPR”) estimates

•	$0.40 dividend per common share

•	$19.17 net book value per common share as of December 31, 2016

◦	Decreased $(1.38) per common share, or (6.8)%, from $20.55 as of September 30, 2016

•	(4.8)% economic loss on common equity for the quarter, or (19.2)% annualized

◦	Comprised of $0.40 dividend and $(1.38) decrease in net book value per common share

ADDITIONAL FOURTH QUARTER 2016 HIGHLIGHTS

•	$5.0 billion investment portfolio as of December 31, 2016

◦	$2.8 billion agency securities

◦	$0.9 billion net long TBA

◦	$1.1 billion non-agency securities

◦	$94 million healthcare real estate investments

◦	$50 million mortgage servicing rights ("MSR")

•	4.8x “at risk” leverage on agency and non-agency securities as of December 31, 2016, compared to 5.0x as of September 30, 2016

◦	3.7x excluding net long TBA mortgage position as of December 31, 2016

•	8.1% projected life CPR for agency securities as of December 31, 2016

◦	12.8% agency securities CPR for the quarter

MTGE Investment Corp.
February 8, 2017

•	2.13% annualized net interest rate spread and dollar roll income for the quarter, excluding estimated “catch-up” premium amortization benefit

◦	Excludes 34 bps of “catch-up” premium amortization benefit

◦	An increase from 2.12% for the prior quarter, excluding 6 bps of “catch-up” premium amortization expense

2016 FULL YEAR HIGHLIGHTS

•	$0.85 net income per common share

•	$1.88 net spread and dollar roll income per common share, excluding estimated “catch-up” premium amortization expense (1)

◦	Includes $0.29 per common share of estimated dollar roll income associated with the Company's $0.6 billion average net long position

◦	Excludes $(0.04) per common share of estimated “catch-up” premium amortization expense

•	$1.60 dividend per common share

•	5.6% economic return on common equity

◦	Comprised of $1.60 dividend and $(0.49) decrease in net book value per common share

•	2.0 million shares, or $26.5 million of common stock repurchased

◦	Represents 4.2% of common shares outstanding as of December 31, 2015

◦	$13.21 per share average repurchase price, inclusive of transaction costs

•	24.4% total stock return

◦	Comprised of common stock share price appreciation and dividend reinvestments

MANAGEMENT REMARKS

“The unanticipated outcome of the U.S. Presidential election triggered a major repricing in nearly every financial market,” said Gary Kain, the Company’s Chief Executive Officer, President and Chief Investment Officer. “U.S. equity prices increased to new highs as investors sought higher risk assets. Correspondingly, Treasury prices declined significantly, with the yield on the 10 year U.S. Treasury increasing by over 100 basis points at one point during the quarter.”

“The dramatic increase in rates and volatility led to a meaningful widening in Agency MBS spreads relative to swap and treasury rates. At the same time, favorable investor sentiment toward higher risk assets drove solid returns from our non-agency MBS and GSE credit risk transfer securities. Despite the strong performance of our non-agency portfolio, the combination of the rapid spike in interest rates and wider agency MBS spreads contributed to MTGE’s economic loss of (4.8)% for the fourth quarter.”

“Looking ahead, we believe our portfolio is well positioned to generate attractive risk-adjusted returns for our shareholders, as wider Agency MBS spreads and favorable housing fundamentals will continue to benefit both our Agency and non-agency investment portfolios. The healthcare and senior living sectors also continue to provide very attractive investment opportunities and, as such, will represent a greater share of our capital over time. We expect that our growth in this area, however, will be gradual as we maintain our disciplined approach with respect to these assets, which require significant pre-acquisition diligence.”

“For the year, MTGE generated an economic return of 5.6% and a total stock return of 24.4% despite significant interest rate and spread volatility.” said Peter Federico, Executive Vice President and Chief Financial Officer. “Moreover, we believe that MTGE’s current price-to-book discount is inconsistent with

MTGE Investment Corp.
February 8, 2017

the favorable earnings and investment outlook that we see for our portfolio. As such, we believe that MTGE provides a compelling return opportunity for investors.”

NET BOOK VALUE

As of December 31, 2016, the Company's net book value per common share was $19.17, a decrease of $(1.38) per common share, or (6.8)% from its September 30, 2016 net book value per common share of $20.55. The decrease in the Company's net book value per common share was primarily due to unrealized losses on agency securities during the quarter.

INVESTMENT PORTFOLIO

As of December 31, 2016, the Company's investment portfolio included $2.8 billion of agency MBS, $0.9 billion of net long TBA positions, $1.1 billion of non-agency securities, $94 million of healthcare real estate investments and $50 million of MSR.

As of December 31, 2016, the Company's fixed rate agency investments were comprised of $0.5 billion 15 year MBS, $0.1 billion 20 year MBS, $2.1 billion 30 year MBS, $0.3 billion 15 year net long TBA securities and $0.6 billion 30 year net long TBA securities. As of December 31, 2016, 15 year fixed rate investments represented 21% of the Company's agency investment portfolio, an increase from 19% as of September 30, 2016, and 30 year fixed rate investments represented 72% of the Company's agency portfolio, a decrease from 74% as of September 30, 2016.

As of December 31, 2016, the Company's net long TBA mortgage portfolio had a fair value and cost basis of approximately $0.9 billion, with a net carrying value of $(18.5) million reported in derivative assets/(liabilities) on the Company's consolidated balance sheet. The Company accounts for TBA securities as derivative instruments and recognizes dollar roll income and other realized and unrealized gains and losses on TBA securities in other gains (losses), net on the Company's consolidated statements of operations.

As of December 31, 2016, the Company's agency fixed rate assets, inclusive of the net long TBA position, had a weighted average coupon of 3.47%, up from 3.41% at September 30, 2016, comprised of the following weighted average coupons:

•	3.07% for 15 year securities;

•	3.30% for 20 year securities; and

•	3.59% for 30 year securities.

As of December 31, 2016, the Company's $1.1 billion non-agency portfolio was comprised of approximately 30% Alt-A, 28% credit risk transfer, 16% prime, 16% option ARM, 8% subprime and 2% commercial mortgage backed securities (“CMBS”).

CONSTANT PREPAYMENT RATES

The CPR for the Company's agency portfolio during the fourth quarter of 2016 was 12.8%, down from 13.0% during the third quarter. The weighted average projected CPR for the remaining life of the Company's agency securities held as of December 31, 2016 was 8.1%, compared to 10.1% as of September 30, 2016.

MTGE Investment Corp.
February 8, 2017

The Company amortizes and accretes premiums and discounts associated with purchases of agency securities into interest income over the estimated life of such securities based on actual and projected CPRs using the effective yield method. As such, slower actual and projected prepayments can have a meaningful positive impact, while faster actual or projected prepayments can have a meaningful negative impact on the Company's agency asset yields.

The weighted average cost basis of the Company's agency securities was 104.9% of par and the unamortized agency net premium was $132.7 million as of December 31, 2016. The amortization of premiums (net of any accretion of discounts) on the agency portfolio for the quarter was $(1.1) million, which includes "catch-up" premium amortization benefit of $4.3 million due to changes in the Company's projected CPR estimates for securities acquired prior to the fourth quarter. This compares to net premium amortization cost for the prior quarter of $(6.9) million including a "catch-up" premium amortization expense of $(0.7) million.

NON-AGENCY ACCRETION INCOME
The weighted average cost basis of the Company's non-agency portfolio was 85.3% of par as of December 31, 2016. Accretion income on the non-agency portfolio for the quarter was $6.3 million. The total net discount remaining was $185.7 million as of December 31, 2016, with $97.3 million designated as credit reserves.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average annualized net interest rate spread on its balance sheet and dollar roll funded securities for the fourth quarter was 2.47% compared to 2.06% in the third quarter. Excluding estimated “catch-up” premium amortization due to changes in projected CPR, the Company's average annualized net interest rate spread was 2.13% for the fourth quarter, compared to 2.12% in the third quarter.
The Company's average agency and non-agency securities asset yield excluding TBAs was 3.90% for the fourth quarter, compared to 3.30% for the third quarter. The Company's agency and non-agency securities asset yield excluding TBAs as of December 31, 2016 was 3.70%, up 23 bps from 3.47% as of September 30, 2016.
The Company's average cost of funds was 1.41% for the fourth quarter, compared to 1.30% for the third quarter. The Company's average cost of funds includes the cost of repurchase agreements, Federal Home Loan Bank ("FHLB") advances and effective interest rate swaps (including those used to hedge the Company's dollar roll funded assets) measured against the Company's daily weighted average repurchase agreement and FHLB advance balances outstanding. The Company's average cost of funds as of December 31, 2016 was 1.62%, compared to 1.30% as of September 30, 2016.
The Company recognized $0.50 per common share of net spread and dollar roll income excluding "catch-up" premium amortization (a non-GAAP financial measure) for the fourth quarter, compared to $0.48 for the prior quarter. Net spread and dollar roll income for the fourth quarter included $0.14 per common share of dollar roll income, compared to $0.09 for the prior quarter. A reconciliation of the Company's net interest income to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

LEVERAGE
The Company uses repurchase agreements and FHLB advances to fund purchases of agency and non-agency securities. Including TBA securities, the Company's “at risk” leverage ratio for agency and non-agency securities was 4.8x as of December 31, 2016 and averaged 5.0x during the fourth quarter.

MTGE Investment Corp.
February 8, 2017

The $3.0 billion borrowed under repurchase agreements as of December 31, 2016 had remaining maturities consisting of:

•	$1.3 billion of one month or less;

•	$0.8 billion between one and two months;

•	$0.5 billion between two and three months;

•	$0.1 billion between three and twelve months; and

•	$0.3 billion greater than twelve months.
As of December 31, 2016, the Company's agency and non-agency repurchase agreements had an average of 125 days remaining to maturity, down from 142 days as of September 30, 2016.
The Company's FHLB advances mature in February 2017, coinciding with the termination of the Company's captive insurance subsidiary's FHLB membership. As of December 31, 2016, the Company had $0.3 billion of FHLB advances with a weighted average interest rate of 0.67%.

HEDGING ACTIVITIES
As of December 31, 2016, 86% of the Company's combined funding and net TBA balance was hedged through a combination of interest rate swaps, interest rate swaptions and U.S. Treasury securities, up 28% from September 30, 2016.
The Company's interest rate swap positions as of December 31, 2016 totaled $3.0 billion in notional amount, with a weighted average fixed pay rate of 1.39%, a weighted average receive rate of 0.92% and a weighted average maturity of 3.3 years. Excluding forward starting swaps, the Company's interest rate swap portfolio had a notional balance of $2.8 billion, an average fixed pay rate of 1.35% and a weighted average receive rate of 0.92% as of December 31, 2016, compared to a notional balance of $2.0 billion, an average fixed pay rate of 1.15% and a weighted average receive rate of 0.79% as of September 30, 2016. The Company enters into interest rate swaps with longer maturities with the intention of protecting its net book value and longer term earnings potential.
The Company utilizes interest rate swaptions to mitigate the Company's exposure to larger, more rapid increases in interest rates. As of December 31, 2016, the Company held payer swaption contracts with a total notional amount of $150.0 million and a weighted average expiration of 0.7 years. These swaptions have an underlying weighted average interest rate swap term of 5.7 years and a weighted average pay rate of 3.14% as of December 31, 2016.
The Company held a $(0.5) billion net short position in U.S. Treasury securities as of both December 31, 2016 and September 30, 2016.

SERVICING
As of December 31, 2016, our servicing subsidiary Residential Credit Solutions (“RCS”) owned a portfolio of MSR with a fair market value of $49.8 million, representing approximately 27 thousand residential mortgage loans and $5.3 billion in unpaid principal balances. During the fourth quarter, the Company recorded $3.6 million in servicing revenues and $(4.8) million in servicing expense, which included $(2.8) million in realization of cash flows on MSR.
During the fourth quarter, the Company recorded a $5.0 million impairment charge on intangible assets based on a revised estimated fair value of RCS’ servicing licenses and approvals. The Company reduced its estimate of the intangible asset’s fair value as a result of certain financial and economic factors, including anticipated MSR investment balances.

MTGE Investment Corp.
February 8, 2017

HEALTHCARE REAL ESTATE INVESTMENTS

The Company's wholly owned subsidiary, Capital Healthcare Investments, LLC (“CHI”), held real estate assets of $94 million, financed with $67 million of secured notes payable with a weighted average interest rate of 4.70% as of December 31, 2016. During the fourth quarter, CHI acquired $24 million in additional real estate assets and recorded revenues of $2.7 million and expenses of $(2.2) million.

The Company's real estate assets are accounted for at historical cost, net of accumulated depreciation, as applicable.

OTHER GAINS (LOSSES), NET
The Company has elected to record all agency and non-agency securities at fair value with all changes in fair value recorded in current GAAP earnings as other gains (losses). In addition, the Company has not designated any derivatives as hedges for GAAP accounting purposes and therefore all changes in the fair value of derivatives are recorded in current GAAP earnings as other gains (losses).
During the fourth quarter, the Company recorded $(68.4) million in other gains (losses), net, or $(1.49) per common share. Other gains (losses), net, for the quarter are comprised of:

•	$(2.0) million of net realized loss on agency and non-agency securities;

•	$(84.5) million of net unrealized loss on agency securities;

•	$2.6 million of net unrealized gain on non-agency securities;

•	$(1.9) million of net realized loss on periodic settlements of interest rate swaps;

•	$(9.9) million of net realized loss on other derivatives and securities;

•	$30.4 million of net unrealized gain on other derivatives and securities;

•	$2.0 million of unrealized gain on mortgage servicing rights; and

•	$(5.0) million impairment charge of RCS-related intangible assets.

FOURTH QUARTER 2016 DIVIDEND DECLARATION
On December 15, 2016, the Board of Directors of the Company declared a fourth quarter dividend on its common stock of $0.40 per share, which was paid on January 27, 2017 to common stockholders of record as of December 30, 2016. Since its August 2011 initial public offering, the Company has declared and paid a total of $581.5 million in common stock dividends, or $13.65 per common share.

On December 15, 2016, the Board of Directors of the Company declared a fourth quarter dividend on its 8.125% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred Stock”) of $0.5078125 per share. The dividend was paid on January 17, 2017 to preferred stockholders of record as of January 1, 2017. Since the May 2014 Series A Preferred Stock offering, the Company has declared and paid a total of $11.7 million in Series A Preferred Stock dividends, or $5.3771750 per share.

FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following tables include certain measures of operating performance, such as net spread income and estimated taxable income, which are non-GAAP financial measures. Please refer to “Use of Non-GAAP Financial Information” later in this release for further discussion of non-GAAP measures.

MTGE Investment Corp.
February 8, 2017

MTGE INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Assets:
Agency securities, at fair value	$2,803,168	$2,952,851	$3,460,643	$3,298,466	$3,217,252
Non-agency securities, at fair value	1,134,469	1,285,266	1,261,640	1,254,709	1,557,671
U.S. Treasury securities, at fair value	20,209	4,995	33,525	—	—
Land	5,646	4,383	4,383	—	—
Buildings, furniture, fixtures and equipment, net of accumulated depreciation	81,780	59,492	59,931	—	—
Cash and cash equivalents	123,640	122,872	109,149	130,750	169,319
Restricted cash	13,005	44,608	97,385	85,503	95,636
Interest receivable	9,767	10,006	10,534	11,038	11,629
Derivative assets, at fair value	29,048	6,583	9,624	5,073	8,151
Receivable for securities sold	—	158,024	—	4,595	2,565
Receivable under reverse repurchase agreements	487,469	166,542	51,156	14,615	281,618
Mortgage servicing rights, at fair value	49,776	50,535	53,321	59,930	83,647
Other assets	39,178	42,656	41,942	45,464	54,914
Total assets	$4,797,155	$4,908,813	$5,193,233	$4,910,143	$5,482,402
Liabilities:
Repurchase agreements	$2,970,816	$3,284,942	$3,302,343	$3,571,059	$3,664,715
Federal Home Loan Bank advances	273,700	273,700	273,700	273,700	442,900
Notes payable	66,527	49,221	49,300	—	—
Payable for securities purchased	—	76,006	442,943	18,085	—
Derivative liabilities, at fair value	27,820	23,414	83,751	78,001	58,850
Dividend payable	19,436	19,436	19,436	19,421	20,167
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	474,935	166,327	51,128	—	266,001
Accounts payable and other accrued liabilities	30,876	19,129	23,610	24,272	38,657
Total liabilities	3,864,110	3,912,175	4,246,211	3,984,538	4,491,290
Stockholders' equity:
Redeemable preferred stock - aggregate liquidation preference of $55,000	53,039	53,039	53,039	53,039	53,039
Common stock, $0.01 par value; 300,000 shares authorized, 45,798, 45,798, 45,798, 45,759, and 47,626 issued and outstanding, respectively	458	458	458	458	476
Additional paid-in capital	1,122,493	1,122,459	1,122,425	1,122,026	1,146,797
Retained deficit	(243,260)	(179,640)	(229,222)	(249,918)	(209,200)
Total MTGE Investment Corp. stockholders' equity	932,730	996,316	946,700	925,605	991,112
Noncontrolling interests	315	322	322	—	—
Total stockholders' equity	933,045	996,638	947,022	925,605	991,112
Total liabilities and stockholders' equity	$4,797,155	$4,908,813	$5,193,233	$4,910,143	$5,482,402

Net book value per common share	$19.17	$20.55	$19.47	$19.03	$19.66

MTGE Investment Corp.
February 8, 2017

MTGE INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2016
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income:
Agency securities	$23,094	$19,028	$18,303	$17,373	$77,798
Non-agency securities	16,261	16,410	16,986	19,734	69,391
Other	98	153	165	165	581
Interest expense	(10,144)	(10,082)	(9,576)	(9,780)	(39,582)
Net interest income	29,309	25,509	25,878	27,492	108,188
Servicing:
Servicing income	3,589	3,904	4,166	9,649	21,308
Servicing expense	(4,750)	(6,394)	(9,949)	(17,905)	(38,998)
Net servicing loss	(1,161)	(2,490)	(5,783)	(8,256)	(17,690)
Healthcare:
Healthcare real estate income	2,721	2,424	914	—	6,059
Healthcare real estate expense	(2,223)	(2,074)	(1,103)	—	(5,400)
Net healthcare income (loss)	498	350	(189)	—	659
Other gains (losses), net:
Realized gain (loss) on agency securities, net	(5,226)	5,913	2,668	420	3,775
Realized gain (loss) on non-agency securities, net	3,182	756	3,644	(1,635)	5,947
Realized loss on periodic settlements of interest rate swaps, net	(1,935)	(2,041)	(2,531)	(3,830)	(10,337)
Realized loss on other derivatives and securities, net	(9,930)	(40,483)	(9,724)	(36,572)	(96,709)
Unrealized gain (loss) on agency securities, net	(84,460)	(5,228)	25,098	49,880	(14,710)
Unrealized gain (loss) on non-agency securities, net	2,555	33,462	15,854	(11,324)	40,547
Unrealized gain (loss) on other derivatives and securities, net	30,396	58,563	(3,290)	(22,280)	63,389
Unrealized gain (loss) on mortgage servicing rights	2,007	62	(3,788)	(9,027)	(10,746)
Impairment of intangible assets	(5,000)	—	—	—	(5,000)
Total other gains (losses), net	(68,411)	51,004	27,931	(34,368)	(23,844)
Expenses:
Management fees	3,510	3,525	3,659	3,815	14,509
General and administrative expenses	1,651	1,794	3,771	2,042	9,258
Total expenses	5,161	5,319	7,430	5,857	23,767
Income (loss) before tax	(44,926)	69,054	40,407	(20,989)	43,546
Provision for excise and income tax, net	745	(31)	(281)	(308)	125
Net income (loss)	(44,181)	69,023	40,126	(21,297)	43,671
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Net (income) loss attributable to noncontrolling interests	(3)	(5)	6	—	(2)
Net income (loss) available to common stockholders	$(45,301)	$67,901	$39,015	$(22,414)	$39,201

Net income (loss) per common share - basic and diluted	$(0.99)	$1.48	$0.85	$(0.48)	$0.85

MTGE Investment Corp.
February 8, 2017

Weighted average number of common shares outstanding - basic	45,798	45,798	45,777	46,651	46,005
Weighted average number of common shares outstanding - diluted	45,803	45,801	45,778	46,666	46,008

Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$1.60

MTGE Investment Corp.
February 8, 2017

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INTEREST INCOME TO NET SPREAD AND DOLLAR ROLL INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2016
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Interest income:
Agency securities	$23,094	$19,028	$18,303	$17,373	$77,798
Non-agency securities and other	16,359	16,563	17,151	19,899	69,972
Interest expense	(10,144)	(10,082)	(9,576)	(9,780)	(39,582)
Net interest income	29,309	25,509	25,878	27,492	108,188
Dividend income from investments in agency mortgage REIT equity securities	—	—	—	244	244
Realized loss on periodic settlements of interest rate swaps, net	(1,935)	(2,041)	(2,531)	(3,830)	(10,337)
Dollar roll income	6,185	4,231	2,560	136	13,112
Adjusted net interest and dollar roll income	33,559	27,699	25,907	24,042	111,207
Operating expenses (2)	(5,161)	(5,319)	(7,430)	(5,857)	(23,767)
Less: non-recurring costs	—	—	1,745	—	1,745
Net spread and dollar roll income	28,398	22,380	20,222	18,185	89,185
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Net spread and dollar roll income available to common stockholders	27,281	21,263	19,105	17,068	84,717
Estimated “catch-up” premium amortization cost (benefit) due to change in CPR forecast	(4,349)	674	2,067	3,532	1,924
Net spread and dollar roll income, excluding “catch-up” premium amortization, available to common stockholders	$22,932	$21,937	$21,172	$20,600	$86,641

Weighted average number of common shares outstanding - basic	45,798	45,798	45,777	46,651	46,005
Weighted average number of common shares outstanding - diluted	45,803	45,801	45,778	46,666	46,008

Net spread and dollar roll income per common share- basic and diluted	$0.60	$0.46	$0.42	$0.37	$1.84
Net spread and dollar roll income, excluding “catch up” amortization per common share- basic and diluted	$0.50	$0.48	$0.46	$0.44	$1.88

MTGE Investment Corp.
February 8, 2017

MTGE INVESTMENT CORP.
RECONCILIATIONS OF GAAP NET INCOME TO ESTIMATED TAXABLE INCOME (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended				For the Year Ended December 31, 2016
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
Net income (loss)	$(44,181)	$69,023	$40,126	$(21,297)	$43,671
Estimated book to tax differences:
Unrealized (gains) and losses, net
Agency securities	84,460	5,228	(25,098)	(49,880)	14,710
Non-agency securities	(2,555)	(33,462)	(15,854)	11,324	(40,547)
Derivatives and other securities	(32,403)	(58,625)	7,078	31,307	(52,643)
Amortization / accretion	(5,011)	(173)	67	1,244	(3,873)
Capital losses (gains) in excess of capital gains (losses) (3)	(46)	(8,415)	(12,015)	11,868	(8,608)
Other realized losses, net	5,292	37,097	12,776	24,147	79,312
Taxable REIT subsidiary loss and other	5,201	2,516	6,070	8,565	22,352
Total book to tax difference	54,938	(55,834)	(26,976)	38,575	10,703
Estimated taxable income	10,757	13,189	13,150	17,278	54,374
Dividend on preferred stock	(1,117)	(1,117)	(1,117)	(1,117)	(4,468)
Estimated taxable income available to common stockholders	$9,640	$12,072	$12,033	$16,161	$49,906

Weighted average number of common shares outstanding - basic	45,798	45,798	45,777	46,651	46,005
Weighted average number of common shares outstanding - diluted	45,803	45,801	45,778	46,666	46,008

Net estimated taxable income per common share - basic and diluted	$0.21	$0.26	$0.26	$0.35	$1.08
Estimated cumulative undistributed REIT taxable income per common share	$(0.48)	$(0.29)	$(0.16)	$(0.02)	$(0.48)

Beginning cumulative non-deductible capital losses	$118,393	$126,808	$138,823	$126,955	$126,955
Current period net capital loss (gain)	(46)	(8,415)	(12,015)	11,868	(8,608)
Ending cumulative non-deductible capital losses	$118,347	$118,393	$126,808	$138,823	$118,347
Ending cumulative non-deductible capital losses per common share	$2.58	$2.59	$2.77	$3.03	$2.58

MTGE Investment Corp.
February 8, 2017

MTGE INVESTMENT CORP.
KEY PORTFOLIO STATISTICS (1)(4)
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Ending agency securities, at fair value	$2,803,168	$2,952,851	$3,460,643	$3,298,466	$3,217,252
Ending agency securities, at cost	$2,836,564	$2,901,788	$3,404,351	$3,267,272	$3,235,938
Ending agency securities, at par	$2,703,884	$2,754,915	$3,239,547	$3,108,935	$3,073,198
Average agency securities, at cost	$2,855,389	$3,043,411	$3,055,384	$3,162,358	$3,384,168
Average agency securities, at par	$2,712,249	$2,891,174	$2,909,043	$3,006,552	$3,218,156

Ending non-agency securities, at fair value	$1,134,470	$1,285,266	$1,261,640	$1,254,709	$1,557,671
Ending non-agency securities, at cost	$1,079,363	$1,232,716	$1,242,552	$1,251,474	$1,543,113
Ending non-agency securities, at par	$1,265,040	$1,431,032	$1,436,821	$1,452,195	$1,759,482
Average non-agency securities, at cost	$1,179,225	$1,249,631	$1,245,787	$1,395,485	$1,509,545
Average non-agency securities, at par	$1,372,229	$1,448,546	$1,442,535	$1,604,823	$1,730,822

Net TBA portfolio - as of period end, at fair value	$900,316	$1,209,459	$295,332	$200,324	$44,988
Net TBA portfolio - as of period end, at cost	$918,804	$1,205,003	$287,515	$197,430	$44,181
Average net TBA portfolio, at cost	$1,104,722	$704,098	$459,956	$(24,544)	$201,280

Average total assets, at fair value	$4,817,780	$4,924,603	$4,858,429	$5,189,108	$5,948,023
Average agency and non-agency repurchase agreements and advances	$3,403,590	$3,682,233	$3,692,354	$3,933,580	$4,239,674
Average stockholders' equity (5)	$965,970	$980,655	$948,439	$950,181	$1,029,814

Average coupon	3.35%	3.34%	3.34%	3.31%	3.28%
Average asset yield	3.90%	3.30%	3.28%	3.26%	3.59%
Average cost of funds (6)	1.41%	1.30%	1.31%	1.39%	1.13%
Average net interest rate spread	2.49%	2.00%	1.97%	1.87%	2.46%
Average net interest rate spread, including TBA dollar roll (7)	2.47%	2.06%	1.99%	1.90%	2.45%
Average net interest rate spread, including TBA dollar roll, excluding estimated “catch-up” premium amortization	2.13%	2.12%	2.17%	2.21%	2.37%
Average coupon as of period end	3.35%	3.31%	3.32%	3.33%	3.30%
Average asset yield as of period end	3.70%	3.47%	3.38%	3.43%	3.60%
Average cost of funds as of period end	1.62%	1.30%	1.27%	1.32%	1.23%
Average net interest rate spread as of period end	2.08%	2.17%	2.11%	2.11%	2.37%

MTGE Investment Corp.
February 8, 2017

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Average actual CPR for agency securities held during the period	12.8%	13.0%	11.7%	8.0%	9.0%
Average projected life CPR for agency securities as of period end	8.1%	10.1%	10.1%	10.1%	8.5%

Leverage - average during the period (8)	3.8x	4.0x	4.2x	4.4x	4.4x
Leverage - average during the period, including net TBA position	5.0x	4.8x	4.7x	4.4x	4.6x
Leverage - as of period end (9)	3.7x	3.7x	4.5x	4.4x	4.4x
Leverage - as of period end, including net TBA position	4.8x	5.0x	4.9x	4.6x	4.5x

Expenses % of average total assets - annualized	0.4%	0.4%	0.6%	0.5%	0.4%
Expenses % of average stockholders' equity - annualized	2.2%	2.2%	3.2%	2.5%	2.3%
Net book value per common share as of period end	$19.17	$20.55	$19.47	$19.03	$19.66
Dividends declared per common share	$0.40	$0.40	$0.40	$0.40	$0.40
Economic return (loss) on common equity - annualized	(19.2)%	30.4%	17.8%	(4.7)%	2.6%
————————

(1)	Represents a non-GAAP measure. Refer to “Use of Non-GAAP Financial Information” for additional discussion of non-GAAP financial measures.

(2)	Excludes servicing expenses related to the Company's investment in RCS and healthcare real estate expenses.

(3)	The Company's estimated taxable income excludes any net capital gains, which will be subtracted from the Company's net capital loss carryforwards from prior periods.

(4)	Average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized.

(5)	Excluding the Company's investments in RCS and healthcare real estate, the average stockholder's equity for the fourth quarter was $900 million.

(6)	Average cost of funds includes periodic settlements of interest rate swaps and excludes U.S. Treasury repurchase agreements.

(7)	Estimated dollar roll income excludes the impact of other supplemental hedges and is recognized in gain (loss) on other derivatives and securities, net.

(8)
Leverage during the period was calculated by dividing the Company's daily weighted average agency and non-agency financing for the period by the Company's average month-ended stockholders' equity for the period less investments in RCS, REIT equity securities and healthcare real estate investments. Leverage excludes U.S. Treasury repurchase agreements.

(9)
Leverage at period end was calculated by dividing the sum of the amount outstanding under the Company's agency and non-agency financing and the net receivable/payable for unsettled securities at period end by the Company's stockholders' equity at period end less investments in RCS, REIT equity securities and healthcare real estate investments. Leverage excludes U.S. Treasury repurchase agreements.

STOCKHOLDER CALL
MTGE will hold a stockholder call and live audio webcast on February 9, 2017 at 8:30 am ET. Callers who do not plan on asking a question and have access to the internet are encouraged to utilize the free live webcast at www.MTGE.com. Those who plan on participating in the Q&A or do not have the internet available may access the call by dialing (877) 503-6874 (U.S. domestic) or (412) 902-6600 (international). Please advise the operator you are dialing in for the MTGE Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available at www.MTGE.com. Select the Q4 2016 Earnings Presentation link to download and print the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the MTGE website after the call on February 9, 2017. In addition, there will be a phone recording available one hour after the live call on February 9, 2017 through February 23, 2017. Those who are interested in

MTGE Investment Corp.
February 8, 2017

hearing the recording of the presentation can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 10098996.
For further information or questions, please contact Investor Relations at (301) 968-9220 or IR@MTGE.com.

ABOUT MTGE INVESTMENT CORP.

MTGE Investment Corp. is a real estate investment trust that invests in and manages a leveraged portfolio of agency mortgage investments, non-agency mortgage investments and other real estate-related investments. The Company is externally managed and advised by MTGE Management, LLC, an affiliate of AGNC Investment Corp. For further information, please refer to www.MTGE.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance or results. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, the receipt of regulatory approval or other closing conditions for a transaction, general economic conditions, market conditions, conditions in the market for agency and non-agency securities and mortgage related investments, and legislative and regulatory changes that could adversely affect the business of the Company. Certain important factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt or new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including “net spread and dollar roll income,” “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” “estimated taxable income” and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as “cost of funds” and “net interest rate spread.”

“Net spread and dollar roll income” is measured as (i) net interest income (GAAP measure) adjusted to include other interest rate swap periodic costs, TBA dollar roll income and dividends on REIT equity securities (referred to as “adjusted net interest and dollar roll income”) less (ii) total operating expenses (GAAP measure) adjusted to exclude non-recurring transaction costs. “Net spread and dollar roll income, excluding “catch-up” premium amortization,” further excludes retrospective “catch-up” adjustments to premium amortization cost or benefit due to changes in projected CPR estimates.

By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users will have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes

MTGE Investment Corp.
February 8, 2017

it is important for users to consider information related to its current financial performance without the effects of certain measures that are not necessarily indicative of its current or expected investment portfolio performance and operations.

Specifically, in the case of “adjusted net interest and dollar roll income,” the Company believes the inclusion of TBA dollar roll income is meaningful as TBAs, which are accounted for under GAAP as derivative instruments with gains and losses recognized in other gain (loss) in the Company’s statement of operations, are economically equivalent to holding and financing generic agency MBS using short-term repurchase agreements. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements, which are recognized under GAAP in other gain (loss), is meaningful as interest rate swaps are the primary instrument used to economically hedge against fluctuations in the Company’s borrowing costs and the inclusion of all periodic interest rate swap settlement costs is more indicative of the Company’s total cost of funds than interest expense alone. In the case of “net spread and dollar roll income, excluding ‘catch-up’ premium amortization,” the Company believes the exclusion of “catch-up” adjustments to premium amortization cost or benefit is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such cost or benefit is more indicative of the current and expected earnings potential of the Company’s investment portfolio. The Company also believes the exclusion of non-recurring costs associated with the American Capital, Ltd. strategic review process and subsequent acquisition of the Company’s external manager by AGNC Investment Corp. reported in general and administrative expense under GAAP is meaningful as they are not representative of ongoing operating costs. In the case of estimated taxable income, the Company believes it is meaningful information as it is directly related to the amount of dividends the Company is required to distribute in order to maintain its REIT qualification status.

However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Furthermore, estimated taxable income can include certain information that is subject to potential adjustments up to the time of filing the Company's income tax returns, which occurs after the end of its fiscal year.

A reconciliation of GAAP net interest income to non-GAAP net spread and dollar roll income, excluding “catch-up” premium amortization and a reconciliation of GAAP net income to non-GAAP estimated taxable income is included in this release.